Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259207, 333-259203, and 333-268538) and on Form S-8 (No. 333-209811) of Greystone Housing Impact Investors LP of our report dated February 22, 2024, relating to the balance sheet of America First Capital Associates Limited Partnership Two, appearing in the Annual Report on Form 10-K filed by Greystone Housing Impact Investors LP on February 22, 2024.

/s/ Lutz & Company, P.C.

Lutz and Company, P.C.

Omaha, Nebraska

February 22, 2024